As filed with the Securities and Exchange Commission on November 19, 2015

Registration No. 333-207293

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY XXI LTD
ENERGY XXI GULF COAST, INC.*

(Exact name of registrant as specified in its charter)

Bermuda	98-0499286
Delaware	20-4278595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM 1179,

Hamilton HM EX, Bermuda

441-295-2244

1021 Main, Suite 2626

Houston, Texas 77002

713-351-3000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Juliet Evans

Canon’s Court, 22 Victoria Street, PO Box HM 1179,

Hamilton HM EX, Bermuda

441-295-2244

Hugh Menown

1021 Main, Suite 2626

Houston, Texas 77002

713-351-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Mark Kelly

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)(2)	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Debt Securities of Energy XXI Gulf Coast, Inc.	—		—		—		—
Common Stock of Energy XXI Ltd, par value $0.005 per share	—		—		—		—
Preferred Stock of Energy XXI Ltd, par value $0.001 per share	—		—		—		—
Warrants	—		—		—		—
Rights	—		—		—		—
Depositary Shares(5)	—		—		—		—
Units	—		—		—		—
Guarantees of Debt Securities by Energy XXI Ltd and/or certain of its subsidiaries(6)	—		—		—		—
Total		(1)		(2)	$500,000,000	(3)	$50,350	(4)

(1)	An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $500 million.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.

(5)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If Energy XXI Ltd elects to offer to the public fractional interests in shares of its preferred stock, then it will distribute depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, to those persons purchasing the fractional interests and will issue the shares of its preferred stock to the depositary under the deposit agreement.

(6)	If a series of debt securities of Energy XXI Gulf Coast, Inc. is issued, such series will be fully and unconditionally guaranteed by Energy XXI Ltd and may be guaranteed by Energy XXI Ltd and one or more of the subsidiaries of Energy XXI Ltd. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

*	Includes certain registrant guarantors identified below.

Delaware	Energy XXI USA, Inc.	20-4278552
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Energy XXI GOM, LLC	56-2140027
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	MS Onshore, LLC	37-1708573
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Energy XXI Texas Onshore, LLC	20-0650294
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Energy XXI Onshore, LLC	20-0650308
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Energy XXI Pipeline, LLC	27-4165863
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Energy XXI Pipeline II, LLC	45-3938238
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Energy XXI Leasehold, LLC	45-3948121
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	M21K, LLC	90-0793978
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)
Delaware	Soileau Catering, LLC	47-4972767
(State or Other Jurisdiction of Incorporation or Organization)	(Exact Name of Registrant As Specified In Its Charter)	(IRS Employer Identification No.)

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Energy XXI Ltd and Energy XXI Gulf Coast, Inc. are filing this Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-207293), originally filed on October 5, 2015 (as amended, the “Registration Statement”), as an exhibit-only filing to file the consents of BDO USA, LLP, UHY LLP and Netherland, Sewell & Associates, Inc. (the “Consents”) filed herewith as Exhibits 23.1, 23.2 and 23.3, respectively, in order to update the Consents originally filed with the Registration Statement. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the Consents filed herewith as Exhibits 23.1, 23.2 and 23.3. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated by reference into this item.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 19, 2015.

ENERGY XXI LTD

By:	/s/ JOHN D. SCHILLER, JR.
Name:	John D. Schiller, Jr.
Title:	Chief Executive Officer

ENERGY XXI GULF COAST, INC.

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

ENERGY XXI USA, INC.

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

ENERGY XXI GOM, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

MS ONSHORE, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

ENERGY XXI TEXAS ONSHORE, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

ENERGY XXI ONSHORE, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

ENERGY XXI PIPELINE, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

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ENERGY XXI PIPELINE II, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

ENERGY XXI LEASEHOLD, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

M21K, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

SOILEAU CATERING, LLC

By:	/s/ ANTONIO DE PINHO
Name:	Antonio de Pinho
Title:	President

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated below.

ENERGY XXI LTD
/s/ JOHN D. SCHILLER, JR.	Chief Executive	November 19, 2015
John D. Schiller, Jr.	Officer (Principal Executive Officer)

/s/ BRUCE W. BUSMIRE	Chief Financial Officer (Principal Financial	November 19, 2015
Bruce W. Busmire	Officer and Principal Accounting Officer)

*	Chairman of the Board	November 19, 2015
Jim LaChance

*	Director	November 19, 2015
William Colvin

*	Director	November 19, 2015
Cornelius Dupré II

*	Director	November 19, 2015
Hill A. Feinberg

*	Director	November 19, 2015
Kevin Flannery

*	Director	November 19, 2015
Scott A. Griffiths

*	Director	November 19, 2015
Norm Louie

*By: /s/ BO BOYD
Bo Boyd Attorney-in-Fact

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ENERGY XXI GULF COAST, INC.
ENERGY XXI USA, INC.
ENERGY XXI GOM, LLC
MS ONSHORE, LLC
ENERGY XXI TEXAS ONSHORE, LLC
ENERGY XXI ONSHORE, LLC
ENERGY XXI PIPELINE, LLC
ENERGY XXI PIPELINE II, LLC
ENERGY XXI LEASEHOLD, LLC

M21K, LLC

SOILEAU CATERING, LLC

/s/ ANTONIO DE PINHO	President	November 19, 2015
Antonio de Pinho	(Principal Executive Officer)

/s/ RICK FOX	Chief Financial Officer and Treasurer (Principal	November 19, 2015
Rick Fox	Financial Officer and Principal Accounting Officer)

/s/ JOHN D. SCHILLER, JR.	Director	November 19, 2015
John D. Schiller, Jr.

/s/ BRUCE W. BUSMIRE	Director	November 19, 2015
Bruce W. Busmire

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INDEX TO EXHIBITS

Exhibit Number		Description
1.1***	—	Form of Underwriting Agreement.
4.1	—	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the Registrants’ Registration Statement on Form S-3 filed with the Commission on March 26, 2010 (File No. 333-165739).
4.2***		Form of Subordinated Indenture (including form of subordinated debt security)
4.3***		Form of Senior Debt Security
4.3***	—	Form of Deposit Agreement.
4.4***	—	Form of Depositary Receipt.
4.5***	—	Form of Warrant Agreement, including Form of Warrant Certificate.
4.6***	—	Form of Guarantee Agreement.
4.7***	—	Form of Rights Agreement, including Form of Rights Certificate.
5.1**	—	Opinion of Appleby as to the legality of certain of the securities being registered.
5.2**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of certain of the securities being registered.
12.1**	—	Statement of Computation of Ratio of Earnings (Loss) to Fixed Charges and Ratio of Earnings (Loss) to Combined Fixed Charges and Preference Dividends.
23.1*	—	Consent of BDO USA, LLP.
23.2*	—	Consent of UHY LLP.
23.3*	—	Consent of Netherland, Sewell & Associates, Inc.
23.4**	—	Consent of Appleby (contained in Exhibit 5.1).
23.5**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2).
24.1**	—	Powers of Attorney (contained on signature pages).
25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Indenture.

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

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